Exhibit 99.1

Media Contact:

Dana Stelsel

Corporate Communications Manager

(765) 771-5766

dana.stelsel@wabashnational.com

Investor Relations:
Jeff Taylor

Senior Vice President, Chief Financial Officer
(765) 771-5310
jeff.taylor@wabashnational.com

Wabash National Corporation Announces First Quarter 2018 Results;

Increases Full-Year 2018 Guidance on Continued Strong Demand

•	First quarter GAAP and non-GAAP earnings of $0.35 and $0.28 per diluted share, respectively
•	Achieved best-ever first quarter net sales of $491 million, an increase from prior year of 36 percent
•	Strong quote and order activity increases backlog to record level of $1.3 billion
•	Company increases full-year 2018 guidance for new trailer shipments to 58,000 to 62,000 trailers and GAAP and non-GAAP earnings to $2.01 to $2.13 per diluted share and $1.94 to $2.06 per diluted share, respectively

LAFAYETTE, Ind. – May 1, 2018 – Wabash National Corporation (NYSE: WNC), a diversified industrial manufacturer and a leading producer of semi-trailers, truck bodies and liquid transportation systems, today reported results for the quarter ending March 31, 2018.

Net sales for the first quarter 2018 increased 36 percent to $491 million from $363 million in the prior year quarter. This increase reflects growth in each of the Company’s three operating segments due to strong demand and the favorable impact of the acquisition of Supreme Industries, Inc. (“Supreme”) in September 2017. Operating income decreased 15 percent to $25.7 million compared to operating income of $30.3 million for the first quarter 2017 due primarily to increased material costs, new product development initiatives and labor costs attributable to increased production to meet current demand.

“We are pleased to report record first quarter top-line results, driven by a strong overall demand environment, greater than anticipated new trailer shipments of 13,200, and further supported by the revenue delivered from our expanded Final Mile business,” stated Dick Giromini, chief executive officer. “Backlog grew once again, reaching record levels of $1.3 billion, with significant sequential backlog increases of 40% and 50% within the Diversified Products and Final Mile segments, respectively. Additionally, trailer orders received during the quarter within our Commercial Trailer segment remained strong, leading to its third highest first quarter backlog on record. As expected and previously discussed, raw material inflation, along with normal seasonally higher operating costs, further impacted margins throughout the quarter. However, expectations are that this past quarter will represent the low-water mark of operating performance for the year as a combination of higher shipments, lower operating costs, and repricing actions already taken to offset the impact of material cost increases, will all help to contribute strong results throughout the balance of the year. As such, we are increasing our previous full-year guidance for 2018 new trailer shipment to 58,000 to 62,000 units and GAAP and non-GAAP earnings to $2.01 to $2.13 per diluted share and $1.94 to $2.06 per diluted share, respectively.”

Net income for the first quarter 2018 was $21.3 million, or $0.35 per diluted share, compared to the first quarter 2017 net income of $20.2 million, or $0.32 per diluted share. First quarter 2018 non-GAAP adjusted earnings were $16.8 million, or $0.28 per diluted share, a $2.7 million decrease as compared to the prior year period. Non-GAAP adjusted earnings for the first quarter 2018 excludes net gains on sale of former facilities offset by expenses related to acquisition and integration costs associated with the Company’s acquisition of Supreme and the early extinguishment of debt in connection with the Company’s repurchase of a portion of its outstanding convertible senior notes. Non-GAAP adjusted earnings for the first quarter 2017 excluded net gains on sale of former facilities offset by charges related to the early extinguishment of debt in connection with the Company’s amendment to its term loan credit facility.

Operating EBITDA, a non-GAAP measure that excludes the effects of certain items, for the first quarter 2018 was $39.0 million, a decrease of $2.9 million compared to operating EBITDA for the prior year period. On a trailing twelve month basis, net sales totaled $1.9 billion, generating operating EBITDA of $186.1 million, or 9.8 percent of net sales.

The following is a summary of select operating and financial results for the past five quarters:

Three Months Ended
(Dollars in thousands,	March 31,	June 30,	September 30,	December 31,	March 31,
except per share amounts)	2017	2017	2017	2017	2018

Net Sales	$362,716	$435,903	$425,098	$543,444	$491,319

Gross Profit Margin	16.4%	15.5%	14.3%	13.4%	13.1%

Income from Operations	$30,264	$38,668	$26,591	$35,293	$25,656

Income from Operations Margin	8.3%	8.9%	6.3%	6.5%	5.2%

Net Income	$20,173	$22,945	$18,947	$49,356	$21,272

Diluted EPS	$0.32	$0.36	$0.30	$0.80	$0.35

Non-GAAP Measures(1):
Operating EBITDA	$41,930	$49,450	$46,561	$51,062	$38,984

Operating EBITDA Margin	11.6%	11.3%	11.0%	9.4%	7.9%

Adjusted Earnings	$19,517	$23,189	$21,214	$22,250	$16,857

Adjusted Diluted EPS	$0.31	$0.37	$0.34	$0.36	$0.28

Notes:

(1)	See “Non-GAAP Measures” below for explanation of the non-GAAP results included above.

Business Segment Highlights

The table below is a summary of select segment operating and financial results prior to the elimination of intersegment sales for the first quarter of 2018 and 2017. Final Mile Products segment did not exist as a separate segment in the first quarter of 2017; therefore, only 2018 highlights are shown. A complete disclosure of the results by individual segment is included in the tables following this release.

(dollars in thousands)	Commercial Trailer Products		Diversified Products		Final Mile Products

Three months ended March 31
	2018	2017	2018	2017	2018
New trailers shipped	12,650	10,400	550	500	-
Net sales	$327,422	$274,789	$95,203	$89,910	$75,459
Gross profit	$36,522	$42,127	$17,298	$17,593	$11,532
Gross profit margin	11.2%	15.3%	18.2%	19.6%	15.3%
Income from operations	$29,481	$33,392	$5,028	$4,604	$609
Income from operations margin	9.0%	12.2%	5.3%	5.1%	0.8%

Commercial Trailer Products’ net sales for the first quarter were $327 million, an increase of $53 million, or 19 percent, as compared to the prior year. Gross profit margin for the first quarter decreased 410 basis points as compared to the prior year period primarily due to increases in material costs, start-up expenses associated with the ramp-up of new product initiatives, as well as increased labor costs resulting from higher wage rates and increased overtime requirements to meet current demand. Operating income decreased $3.9 million, or 12 percent, from the first quarter last year to $29.5 million, or 9.0 percent of net sales.

Diversified Products’ net sales for the first quarter were $95 million, an increase of $5 million, or 6 percent, as compared to the prior year, due primarily to the increased demand for liquid tank trailers as compared to the previous year period. Gross profit and profit margins as compared to the prior year period decreased $0.3 million and 140 basis points, respectively, primarily due to increased material and labor costs related to the ramp-up of production in order to meet higher demand requirements. Operating income for the first quarter 2018 was $5.0 million, or 5.3 percent of net sales, an increase of $0.4 million compared to the prior year.

Final Mile Products’ net sales for the first quarter totaled $75 million. Gross profit and gross profit margin for the first quarter were $11.5 million and 15.3 percent, respectively. Excluding non-recurring acquisition and integration related costs, gross profit and operating margins for the first quarter were 16.1 percent and 2.0 percent, respectively. Truck body demand continues to be strong as backlog increased 50 percent compared to the prior quarter.

Non-GAAP Measures

In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), the financial information included in this release contains non-GAAP financial measures, including operating EBITDA, operating EBITDA margin, adjusted earnings and adjusted earnings per diluted share.

These non-GAAP measures should not be considered a substitute for, or superior to, financial measures and results calculated in accordance with GAAP, including net income, and reconciliations to GAAP financial statements should be carefully evaluated.

Operating EBITDA is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, charges incurred in connection with the acquisition and integration of Supreme, and other non-operating income and expense. Management believes providing operating EBITDA is useful for investors to understand the Company’s performance and results of operations period to period with the exclusion of the items identified above. Management believes the presentation of operating EBITDA, when combined with the GAAP presentations of operating income and net income, is beneficial to an investor’s understanding of the Company’s operating performance. A reconciliation of operating EBITDA to net income is included in the tables following this release.

Adjusted earnings and adjusted earnings per diluted share for the three-month period ending March 31, 2018 and 2017 reflect adjustments for charges incurred in connection with acquisition and integration of Supreme, the losses attributable to the Company’s extinguishment of debt, executive severance costs, income or losses recognized on sale of former branch locations as well as tax benefits associated with the adjustment of the Company’s net deferred income tax liability as a result of the Tax Cuts and Jobs Act of 2017 and reversal of reserves for uncertain tax positions. Management believes providing adjusted measures and excluding certain items facilitates comparisons to the Company’s prior year periods and, when combined with the GAAP presentation of net income and diluted net income per share, is beneficial to an investor’s understanding of the Company’s performance. A reconciliation of adjusted earnings and adjusted earnings per diluted share to net income and net income per diluted share is included in the tables following this release.

First Quarter and Full-Year 2018 Conference Call

Wabash National will conduct a conference call to review and discuss its first quarter results on May 2, 2018 at 10:00 a.m. EDT.  Access to the live webcast will be available on the Company’s website at www.wabashnational.com. For those unable to participate in the live webcast, the call will be archived at www.wabashnational.com within three hours of the conclusion of the live call and will remain available through July 25, 2018. Meeting access also will be available via conference call at 800-708-4539, participant code 46816128.

About Wabash National Corporation

Headquartered in Lafayette, Indiana, Wabash National Corporation (NYSE: WNC) is a diversified industrial manufacturer and a leading producer of semi-trailers, truck bodies and liquid transportation systems. Established in 1985, the Company manufactures a diverse range of products including: dry freight and refrigerated trailers, platform trailers, bulk tank trailers, dry and refrigerated truck bodies, truck-mounted tanks, intermodal equipment, aircraft refueling equipment, structural composite panels and products, trailer aerodynamic solutions, and specialty food grade and pharmaceutical equipment. Its innovative products are sold under the following brand names: Wabash National®, Beall®, Benson®, Brenner® Tank, Bulk Tank International, DuraPlate®, Extract Technology®, Garsite, Progress Tank, Supreme®, Transcraft®, Walker Engineered Products, and Walker Transport. Learn more at www.wabashnational.com.

Safe Harbor Statement

This press release contains certain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements convey the Company’s current expectations or forecasts of future events. All statements contained in this press release other than statements of historical fact are forward-looking statements. These forward-looking statements include, among other things, all statements regarding the Company’s outlook for trailer and truck body shipments, backlog, expectations regarding demand levels for trailers, truck bodies, non-trailer equipment and our other diversified product offerings, pricing, profitability and earnings, cash flow and liquidity, opportunity to capture higher margin sales, new product innovations, our growth and diversification strategies, our expectations for improved financial performance during the course of the year and our expectations with regards to capital allocation. These and the Company’s other forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Without limitation, these risks and uncertainties include the continued integration of Supreme into the Company’s business, adverse reactions to the transaction by customers, suppliers or strategic partners, uncertain economic conditions including the possibility that customer demand may not meet our expectations, increased competition, reliance on certain customers and corporate partnerships, risks of customer pick-up delays, shortages and costs of raw materials, risks in implementing and sustaining improvements in the Company’s manufacturing operations and cost containment, dependence on industry trends and timing, customer acceptance of and reactions to pricing changes and costs of indebtedness. Readers should review and consider the various disclosures made by the Company in this press release and in the Company’s reports to its stockholders and periodic reports on Forms 10-K and 10-Q.

# # #

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2018	2017

Net sales	$491,319	$362,716
Cost of sales	427,200	303,360
Gross profit	64,119	59,356

General and administrative expenses	25,109	18,418
Selling expenses	8,345	6,173
Amortization of intangibles	4,941	4,501
Acquisition expenses	68	-
Income from operations	25,656	30,264

Other income (expense):
Interest expense	(7,454)	(2,990)
Other, net	7,916	1,333
Income before income taxes	26,118	28,607
Income tax expense	4,846	8,434
Net income	$21,272	$20,173
Dividends declared per share	$0.075	$0.06
Basic net income per share	$0.37	$0.34
Diluted net income per share	$0.35	$0.32

Comprehensive income
Net income	$21,272	$20,173
Foreign currency translation adjustment	474	478
Unrealized holding loss on investments	(65)	-
Net comprehensive income	$21,681	$20,651

Basic net income per share:
Net income applicable to common stockholders	$21,272	$20,173
Weighted average common shares outstanding	57,793	65,037
Basic net income per share	$0.37	$0.31

Diluted net income per share:
Net income applicable to common stockholders	$21,272	$20,173

Weighted average common shares outstanding	57,793	60,143
Dilutive shares from assumed conversion of convertible senior notes	1,789	1,683
Dilutive stock options and restricted stock	1,268	1,564
Diluted weighted average common shares outstanding	60,850	63,390
Diluted net income per share	$0.35	$0.32

WABASH NATIONAL CORPORATION
SEGMENTS AND RELATED INFORMATION
(Dollars in thousands)
(Unaudited)

	Commercial Trailer	Diversified	Final Mile	Corporate and
Three Months Ended March 31,	Products	Products	Products	Eliminations	Consolidated
2018
New trailers shipped	12,650	550	-	-	13,200
Used trailers shipped	500	50	-	-	550

New Trailers	$310,318	$33,839	$-	$-	$344,157
Used Trailers	$4,407	$1,086	$-	$-	5,493
Components, parts and service	$8,648	$33,968	$2,413	$(6,762)	38,267
Equipment and other	$4,049	$26,310	$73,046	$(3)	103,402
Total net external sales	$327,422	$95,203	$75,459	$(6,765)	$491,319

Gross profit	$36,522	$17,298	$11,532	$(1,233)	$64,119
Income (Loss) from operations	$29,481	$5,028	$609	$(9,462)	$25,656

2017
New trailers shipped	10,400	500	-	-	10,900
Used trailers shipped	50	50	-	-	100

New Trailers	$257,190	$30,695	$-	$-	$287,885
Used Trailers	$887	$1,219	$-	$-	2,106
Components, parts and service	$12,743	$33,675	$-	$(1,983)	44,435
Equipment and other	$3,969	$24,321	$-	$-	28,290
Total net external sales	$274,789	$89,910	$-	$(1,983)	$362,716

Gross profit	$42,127	$17,593	$-	$(364)	$59,356
Income (Loss) from operations	$33,392	$4,604	$-	$(7,732)	$30,264

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	March 31,	December 31,
	2018	2017
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$152,529	$191,521
Accounts receivable	192,796	146,836
Inventories	236,715	180,735
Prepaid expenses and other	55,167	57,299
Total current assets	$637,207	$576,391

Property, plant and equipment	196,298	195,363

Goodwill	317,778	317,464

Intangible assets	231,658	237,030

Other assets	26,607	25,265
	$1,409,548	$1,351,513

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of long-term debt	$37,106	$46,020
Current portion of capital lease obligations	285	290
Accounts payable	168,532	108,448
Other accrued liabilities	128,461	128,910
Total current liabilities	$334,384	$283,668

Long-term debt	503,825	504,091

Capital lease obligations	946	1,012

Deferred income taxes	36,932	36,955

Other noncurrent liabilities	20,190	19,724

Stockholders' equity	513,271	506,063
	$1,409,548	$1,351,513

WABASH NATIONAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(Unaudited)

	Three Months Ended March 31,
	2018	2017

Cash flows from operating activities
Net income	$21,272	$20,173
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	5,163	4,202
Amortization of intangibles	4,941	4,501
Net gain on the sale of assets	(6,013)	(2,456)
Loss on debt extinguishment	174	640
Deferred income taxes	(23)	(13)
Stock-based compensation	2,657	2,963
Non-cash interest expense	675	520
Changes in operating assets and liabilities
Accounts receivable	(45,910)	36,353
Inventories	(58,393)	(51,692)
Prepaid expenses and other	591	8,286
Accounts payable and accrued liabilities	63,943	41,395
Other, net	(1,120)	428
Net cash (used in) provided by operating activities	$(12,043)	$65,300

Cash flows from investing activities
Capital expenditures	(6,060)	(3,173)
Proceeds from the sale of property, plant, and equipment	9,523	3,761
Other, net	3,060	1,218
Net cash provided by investing activities	$6,523	$1,806

Cash flows from financing activities
Proceeds from exercise of stock options	861	5,408
Dividends paid	(4,692)	(3,893)
Borrowings under revolving credit facilities	254	152
Payments under revolving credit facilities	(254)	(152)
Principal payments under capital lease obligations	(71)	(171)
Proceeds from issuance of term loan credit facility	-	189,470
Principal payments under term loan credit facility	(471)	(189,944)
Principal payments under industrial revenue bond	(92)	(177)
Debt issuance costs paid	-	(354)
Convertible senior notes repurchase	(17,183)	-
Stock repurchase	(5,412)	(16,625)
Net cash used in financing activities	$(27,060)	$(16,286)

Net (decrease) increase in cash, cash equivalents, and restricted cash	$(32,580)	$50,820
Cash, cash equivalents, and restricted cash at beginning of period	191,521	163,467
Cash, cash equivalents, and restricted cash at end of period	$158,941	$214,287

WABASH NATIONAL CORPORATION

RECONCILIATION OF GAAP FINANCIAL MEASURES TO

NON-GAAP FINANCIAL MEASURES

(Dollars in thousands, except per share amounts)

(Unaudited)

Operating EBITDA[1]:
	Three Months Ended March 31,
	2018	2017
Net income	$21,272	$20,173
Income tax expense	4,846	8,434
Interest expense	7,454	2,990
Depreciation and amortization	10,104	8,704
Stock-based compensation	2,657	2,963
Acquistion expenses	567	-
Other non-operating (income) expense	(7,916)	(1,333)
Operating EBITDA	$38,984	$41,930

	Three Months Ended				Trailing Twelve Months
	June 30, 2017	September 30, 2017	December 31, 2017	March 31, 2018	March 31, 2018
Net income	$22,945	$18,947	$49,356	$21,272	$112,520
Income tax expense	13,160	10,728	(21,204)	4,846	7,530
Interest expense	2,888	3,187	7,335	7,454	20,864
Depreciation and amortization	8,315	8,386	9,651	10,104	36,456
Stock-based compensation	2,467	2,881	2,117	2,657	10,122
Acquistion expenses	-	8,704	4,002	567	13,273
Other non-operating (income) expense	(325)	(6,271)	(194)	(7,916)	(14,706)
Operating EBITDA	$49,450	$46,561	$51,062	$38,984	$186,057

Adjusted Earnings[2]:
	Three Months Ended March 31,
	2018		2017
	$	Per Share	$	Per Share

Net Income	$21,272	$0.35	$20,173	$0.32

Adjustments:
Facility transactions[3]	(7,123)	(0.12)	(1,665)	(0.03)
Loss on debt extinguishment	174	-	640	0.01
Acquistion expenses and related charges	983	0.02	-	-
Tax effect of aforementioned items	1,551	0.03	369	0.01

Adjusted earnings	$16,857	$0.28	$19,517	$0.31

Weighted Average # of Diluted Shares O/S	60,850		63,390

1Operating EBITDA is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, acquisition expenses and related charges, and other non-operating income and expense.

2Adjusted earnings and adjusted earnings per diluted share reflect adjustments for charges incurred in connection with acquistion expense and related costs, the losses attributable to the Company's extinguishment of debt, income or losses recognized on the sale and/or closure of former Company locations, and one-time executive severance costs.

3Facility transactions in 2017 and 2018 relate to gains and/or losses incurred for the sale or closure of former Company locations.

	Three Months Ended
	June 30, 2017		September 30, 2017		December 31, 2017
	$	Per Share	$	Per Share	$	Per Share

Net Income	$22,945	$0.36	$18,947	$0.30	$49,356	$0.80

Adjustments:
Facility transactions[3]	18	-	(5,165)	(0.08)	274	-
Loss on debt extinguishment	125	-	3	-	32	-
Executive severance expense	238	-	-	-	-	-
Acquistion expenses and related charges	-	-	8,704	0.14	6,308	0.10
Tax effect of aforementioned items	(137)	-	(1,275)	(0.02)	(2,381)	(0.04)
Tax reform and other discrete tax adjustments	-	-	-	-	(31,339)	(0.51)

Adjusted earnings	$23,189	$0.37	$21,214	$0.34	$22,250	$0.36

Weighted Average # of Diluted Shares O/S	63,207		62,236		61,567

3Facility transactions in 2017 and 2018 relate to gains and/or losses incurred for the sale or closure of former Company locations.